EXHIBIT 16.1

January 28, 2009

Securities and Exchange Commission
Washington, DC 20549

Re: General Finance Corporation
Commission File No. 001-32845

Commissioners:

We have read General Finance Corporation’s statements included under Item 4.01 of its Current Report on Form 8-K/A filed on January 28, 2009, and we agree with the statements concerning our firm contained therein.

/s/ Grobstein Horwath & Company LLP

GROBSTEIN HORWATH & COMPANY LLP